UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2020

INSULET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 20, 2020, the Board of Directors (the “Board”) of Insulet Corporation (the “Company”) increased the authorized number of directors of the Company from nine to ten and appointed Wayne A. I. Frederick, M.D. as a Class II director to fill the newly created vacancy. Dr. Frederick is President of Howard University, having served in that role since July 2014. Dr. Frederick, who will stand for election by stockholders at the Company’s 2021 Annual Meeting of Stockholders, was also appointed to serve on the Audit Committee of the Board.

There are no arrangements or understandings between Dr. Frederick and any other persons pursuant to which Dr. Frederick was selected as a director, and there are no transactions involving Dr. Frederick required to be disclosed under Item 404(a) of Regulation S-K. As a non-employee director of the Company, Dr. Frederick will receive cash and equity compensation pursuant to the Company’s non-employee director compensation program, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2020.

Item 7.01	Regulation FD Disclosure.
On October 20, 2020, the Company issued a press release announcing Dr. Frederick's appointment to the Board. A copy of that press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description.

99.1	Press Release dated October 20, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

October 20, 2020	By:	/s/ John W. Kapples
John W. Kapples
Senior Vice President, General Counsel and Secretary